July 25, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Dear Sirs:

We have read the comments contained in Sub-Item 77k of Form N-SAR of the John Hancock Patriot Preferred Dividend Fund dated July 25, 2005 and we agree with the statements made therein.

Very truly yours,



DELOITTE & TOUCHE LLP